                                                                    EXHIBIT 12.1

                          NEBCO EVANS HOLDING COMPANY

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                   (AMOUNTS IN THOUSANDS, EXCEPT RATIO DATA)

                                                                                               PRO FORMA
                                            FISCAL YEAR                     FIRST QUARTER     FISCAL YEAR
                            -------------------------------------------   -----------------   -----------
                             1992     1993     1994     1995     1996      1996      1997        1996
                            ------   ------   ------   ------   -------   -------   -------   -----------
Income (loss) before
  income taxes............  $  369   $  490   $  665   $1,089   $  (204)  $(1,580)  $(3,289)    $ 8,501
Fixed charges.............   5,148    4,774    5,323    6,065    22,314     4,806     6,359      89,650
                            ------   ------   ------   ------   -------   -------   -------   -----------
Earnings..................  $5,517   $5,264   $5,988   $7,154   $22,110   $ 3,226   $ 3,070     $98,151
                            ======   ======   ======   ======   =======   =======   =======    ========
Interest expense..........  $3,404   $2,759   $3,294   $3,936   $16,423   $ 3,404   $ 4,735     $78,018
Amortization of deferred
  financing costs.........     214      234      226      226       763       155       187       2,971
Interest portion of rent
  expense.................   1,530    1,781    1,803    1,903     5,128     1,247     1,437       8,661
                            ------   ------   ------   ------   -------   -------   -------   -----------
Fixed charges.............  $5,148   $4,774   $5,323   $6,065   $22,314   $ 4,806   $ 6,359     $89,650
                            ======   ======   ======   ======   =======   =======   =======    ========
Ratio of earnings to fixed
  charges.................    1.07     1.10     1.12     1.18    Note 1    Note 1    Note 1        1.09
                            ======   ======   ======   ======   =======   =======   =======    ========

---------------
Note 1: Earnings were less than fixed charges by $204, $1,580 and $3,289 for the fiscal year 1996, first quarter 1996 and first quarter 1997, respectively.